                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                 ==============================================




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                 ===============================================


        Date of Report (Date of earliest event reported): October 9, 1997



                          Genesis Health Ventures, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Pennsylvania                          1-11666               06-1132947
--------------------------------------------------------------------------------
(State or other jurisdiction             (Commission           (IRS Employer
    of incorporation)                    File Number)        Identification No.)




                        148 West State Street, Suite 100
                       Kennett Square, Pennsylvania 19348
--------------------------------------------------------------------------------
                         (Address of principal executive
                          offices, including zip code)





                                  610-444-6350
--------------------------------------------------------------------------------
               Registrant's telephone number, including area code

Item 2.  Acquisition or Disposition of Assets.

Tender Offer and Merger

         On October 9, 1997, Genesis ElderCare Acquisition Corp. ("Acquisition Corp."), a wholly-owned subsidiary of Genesis ElderCare Corp. ("Genesis ElderCare Corp."), a Delaware corporation formed by Genesis Health Ventures, Inc. ("Genesis"), The Cypress Group L.L.C. (together with its affiliates, "Cypress"), TPG Partners II, L.P. (together with its affiliates, "TPG") and Nazem, Inc. (together with its affiliates, "Nazem"), acquired 32,790,495 shares of The Multicare Companies, Inc. ("Multicare"), which represented approximately 99.65% of Multicare's outstanding shares of common stock, par value $.01 per share (the "Shares"), for a cash price of $28.00 per Share, pursuant to a tender offer commenced on June 20, 1997 (the "Tender Offer").

         On October 10, 1997, Genesis ElderCare Corp. completed the merger (the "Merger") of Acquisition Corp. with and into Multicare in accordance with the Agreement and Plan of Merger (the "Merger Agreement") dated as of June 16, 1997 by and among Genesis ElderCare Corp., Acquisition Corp., Genesis and Multicare. Upon consummation of the Merger, Multicare became a wholly-owned subsidiary of Genesis ElderCare Corp. and the shareholders of Multicare who did not tender their shares became entitled to receive $28.00 per Share. Acquisition Corp. required approximately $1.497 billion to (i) purchase the Shares pursuant to the Tender Offer and the Merger, (ii) pay fees and expenses incurred in connection with the completion of the Tender Offer, Merger and the financing transactions in connection therewith, (iii) refinance certain indebtedness of Multicare and
(iv) make certain cash payments to employees.

         Multicare is in the business of providing high quality eldercare and specialty medical services in selected geographic regions. Included among the operations acquired by Genesis ElderCare Corp. are operations relating to the provision of (i) eldercare services including skilled nursing care, assisted living, Alzheimer's care and related support activities traditionally provided in eldercare facilities, (ii) specialty medical services consisting of (1) sub-acute care such as ventilator care, intravenous therapy and various forms of coma, pain and wound management and (2) rehabilitation therapies such as occupational, physical and speech therapy and stroke and orthopedic rehabilitation and (iii) management services to 44 facilities and consulting services to 14 facilities.


Source and Amount of Funds

         Of the funds used to consummate the Tender Offer, Merger and related transactions, (i) $745 million was furnished to Acquisition Corp.
as capital contributions by Genesis ElderCare Corp. from the sale by Genesis ElderCare Corp. of its common stock to each of Cypress, TPG, Genesis and Nazem (the "Equity Contributions"), (ii) $248.6 million was furnished from the proceeds of the issuance of 9% Senior Subordinated Notes due 2007 (the "9% Notes") sold by Acquisition Corp. on August 11, 1997, (iii) $24 million was obtained from the proceeds of the Therapy Sale (as defined below) and (iv) the remainder was furnished from the proceeds of three term loans and a revolving credit facility of up to $525 million, in the aggregate (collectively, the "Senior Facilities"), provided by a syndicate of banks and other financial institutions (collectively, the "Lenders") led by Mellon Bank, N.A., as administrative agent (the "Administrative Agent"), pursuant to a certain credit agreement (the "Long Term Credit Agreement") dated as of October 14, 1997.

         Equity Contributions. Pursuant to certain commitment letters dated as of June 15, 1997, Cypress, TPG and Nazem purchased 210,000, 199,500 and 10,500 shares of common stock, par value $.01 per share, of Genesis ElderCare Corp., respectively, for an aggregate purchase price of $420 million and Genesis purchased 325,000 shares of common stock, par value $.01 per share, of Genesis ElderCare Corp. for an aggregate purchase price of $325 million.

         Senior Facilities. The Senior Facilities are being used for the purpose of (i) refinancing certain short term facilities in the aggregate principal amount of $431.6 million which were funded on October 9, 1997 to acquire the Shares in the Tender Offer, refinance certain indebtedness of Multicare and pay fees and expenses related to the transactions, (ii) funding interest and principal payments on such facilities and on certain remaining indebtedness and
(iii) funding working capital and general corporate purposes.

         The Senior Facilities consist of: (1) a $200 million six year term loan (the "Tranche A Term Facility"); (2) a $150 million seven year term loan (the "Tranche B Term Facility"); (3) a $50 million term loan maturing on June 1, 2005 (the "Tranche C Term Facility"); (4) a $125 million six year revolving credit facility (the "Revolving Credit Facility"); and (5) one or more Swing Loans (collectively, the "Swing Loan Facility") in integral principal multiples of $500,000 up to an aggregate unpaid principal amount of $10 million. The Tranche A Term Facility, Tranche B Term Facility and Tranche C Term Facility are subject to amortization in quarterly installments, commencing at the end of the first calendar quarter after the date of the consummation of the Merger (the "Closing Date"). The Revolving Credit Facility will mature six years after the Closing Date. All net proceeds received by Multicare from (i) the sale of assets of Multicare or its subsidiaries other than sales in the ordinary course of business (and other than the sale of Multicare's rehabilitation therapy business) and (ii) any sale of common stock or debt securities of Multicare (other than the 9% Notes and the Equity Contributions) in respect of common stock will be applied as a mandatory prepayment. Fifty percent of Excess Cash Flow must be applied to the Senior Facilities and shall be payable annually.

         The Senior Facilities are secured by a first priority security interest in all of the (i) stock of Multicare, (ii) stock, partnership interests and other equity of all of Multicare's present and future direct and indirect subsidiaries and of its stock in the pharmacy business of Genesis and (iii) intercompany notes among Genesis ElderCare Corp. and any subsidiaries or among any subsidiaries. All of the obligations of Multicare with respect to any indebtedness under the Senior Facilities are guaranteed by Acquisition Corp.

         Loans under the Senior Facilities bear, at Multicare's option, interest at the per annum Prime Rate as announced by the Administrative Agent, or the applicable Adjusted LIBO Rate. Loans under the Tranche A Term Facility bear interest at a rate equal to LIBO Rate plus 2.5%; loans under the Tranche B Term Facility bear interest at a rate equal to LIBO Rate plus 2.75%; loans under the Tranche C Term Facility bear interest at a rate equal to LIBO Rate plus 3.0%; loans under the Revolving Credit Facility bear interest at a rate equal to LIBO Rate plus 2.5%; and loans under the Swing Loan Facility bear interest at the Prime Rate unless otherwise agreed to by the parties. Five business days following receipt of the quarterly and annual compliance certificates, changes in interest rates will take effect. Subject to meeting certain financial covenants, the above-referenced interest rates will be reduced.

         The Long Term Credit Agreement contains a number of covenants that, among other things, restrict the ability of Multicare and its subsidiaries to dispose of assets, incur additional indebtedness, make loans and investments, pay dividends, engage in mergers or consolidations, engage in certain transactions with affiliates and change control of capital stock, prepay debt, make material changes in accounting and reporting practices, create liens on assets, give a negative pledge on assets, make acquisitions and amend or modify documents. In addition, the Long Term Credit Agreement requires that Multicare and its affiliates maintain the Management Agreement (as defined below) as well as comply with certain financial covenants.

         Genesis Bank Financing. Genesis entered into a Third Amended and Restated Credit Agreement dated October 9, 1997 (the "Genesis Credit Agreement") with the Lenders pursuant to which the Lenders provided Genesis and its subsidiaries with four loan facilities totaling $850 million (the "Genesis Bank Financing") for the purpose of refinancing certain existing indebtedness of Genesis; funding interest and principal payments on the facilities and certain remaining indebtedness; funding permitted acquisitions; purchasing the common stock of Genesis ElderCare Corp.; purchasing the rehabilitation therapy business of Multicare; and funding Genesis' and its subsidiaries' working capital and general corporate purposes, including fees and expenses of the transactions.

         The facilities under the Genesis Bank Financing consist of (i) $200 million six year Term Loan (the "Genesis Tranche A Term Facility"), (ii) $200 million seven year Term Loan (the "Genesis Tranche B Term Facility"), (iii) $200 million Term Loan maturing on June 1, 2005 (the "Genesis Tranche C Term Facility") and (iv) $250 million six year Revolving Credit Facility (the "Genesis Revolving Credit Facility"), including a $25 million sublimit for standby letters of credit ("Letters of Credit") (collectively, the "Genesis Senior Facilities" and individually, a "Genesis Senior Facility").

         Loans under the Genesis Senior Facilities bear, at the option of Genesis, interest rates at the per annum Prime Rate as announced by the Administrative Agent plus an applicable margin, or the applicable Adjusted LIBO Rate. The initial applicable margins for Prime Rate loans are: .75% for loans under the Genesis Tranche A Term Facility and under the Genesis Revolving Credit Facility; 1.0% for loans under the Genesis Tranche B Term Facility; and 1.25% for loans under the Genesis Tranche C Term Facility. The following are the Adjusted LIBO Rates for the Genesis Senior Facilities: loans under the Genesis Tranche A Term Facility will bear interest at a rate equal to LIBO Rate plus 2.5%; loans under the Genesis Tranche B Term Facility will bear interest at a rate equal to LIBO Rate plus 2.75%; loans under Genesis Tranche C Term Facility will bear interest at a rate equal to LIBO Rate plus 3.0%; and loans under the Genesis Revolving Credit Facility will bear interest at a rate equal to LIBO Rate plus 2.5%. Subject to meeting certain financial covenants, the interest rate applicable to the Genesis Senior Facilities will be reduced.

         The Genesis Tranche A Term Facility, Genesis Tranche B Term Facility and Genesis Tranche C Term Facility are subject to amortization in quarterly installments, commencing at the end of the first calendar quarter after the Closing Date.

         All the net cash proceeds received by Genesis from (i) the sale of assets of Genesis or its subsidiaries other than sales in the ordinary course of business and other specifically exempted assets that are to be sold to ElderTrust, a healthcare real estate investment trust, and (ii) any sale of common stock or debt securities of Genesis or its subsidiaries (other than the proceeds of equity raised for purposes of complying with the Put/Call Agreement (as defined below) or the proceeds of debt or equity used to refinance Genesis' subordinated debt or to make permitted capital contributions or investments in Multicare) will be applied as a mandatory prepayment pursuant to the Genesis Senior Facilities. Fifty percent of Excess Cash Flow (as defined in the Genesis Credit Agreement) must be applied to the repayment of the Genesis Senior Facilities and shall be payable annually.

         The Genesis Senior Facilities are secured by a first priority security interest in all of the (i) stock, partnership interests and other equity of all of Genesis' present and future direct and indirect subsidiaries (including, without limitation, Genesis' and its subsidiaries' ownership interest in Genesis ElderCare Corp.) other than stock of Acquisition Corp., Multicare and its direct and indirect subsidiaries and (ii) all intercompany notes among Genesis and any subsidiaries or among any subsidiaries.

         The Genesis Credit Agreement contains a number of covenants that, among other things, restrict the ability of Genesis and its subsidiaries to dispose of assets, incur additional indebtedness, make loans and investments, pay dividends, engage in mergers or consolidations, engage in certain transactions with affiliates and change control of capital stock, and to make capital expenditures; prohibit the ability of Genesis and its subsidiaries to prepay debt to other persons, make material changes in accounting and reporting practices, create liens on assets, give a negative pledge on assets, make acquisitions and amend or modify documents; cause Genesis and its affiliates to maintain the Management Agreement, the Put/Call Agreement and corporate separateness; and cause Genesis to comply with the terms of other material agreements as well as comply with usual and customary covenants for transactions of this nature.

         9% Senior Subordinated Notes due 2007. On August 11, 1997, Acquisition Corp. sold to Morgan Stanley & Co. Incorporated, Montgomery Securities, L.P. and First Union Capital Markets Corp. (collectively, the "Placement Agents") $250 million principal amount of its 9% Senior Subordinated Notes due 2007 (the "9% Notes") which were issued pursuant to an Indenture, dated as of August 7, 1997 (the "Indenture") by and between Acquisition Corp, as issuer, and PNC Bank, National Association, as trustee. The 9% Notes bear interest at 9% per annum from August 11, 1997, payable semiannually on February 1 and August 1 of each year, commencing on February 1, 1998.

         Under the terms of the Indenture, the issuer of the 9% Notes is obligated to consummate an exchange offer (the "Exchange Offer") pursuant to an effective registration statement or to cause resales of the 9% Notes to be registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to an effective shelf registration statement. In the event that the Exchange Offer is not consummated and a shelf registration statement is not declared effective on or prior to the earlier of (i) the date that is six months after the Closing Date and (ii) March 31, 1998, the per annum interest rate on the 9% Notes will be increased by .5% until the Exchange Offer is consummated or the shelf registration statement is declared effective.

         The 9% Notes are unsecured, general obligations of the issuer, subordinated in right of payment to all existing and future Senior Indebtedness, as defined in the Indenture, of the issuer, including indebtedness under the Senior Facilities. The 9% Notes rank pari passu in right of payment with any future senior subordinated indebtedness of the issuer and are senior in right of payment to all future subordinated indebtedness of the issuer.

         The 9% Notes are redeemable at the option of the issuer, in whole or in part, at any time on or after August 1, 2002, initially at 104.5% of their principal amount, plus accrued interest, declining ratably to 100% of their principal amount, plus accrued interest, on or after August 1, 2004. The 9% Notes are subject to mandatory redemption at 101%. Upon a Change in Control, as defined in the Indenture, the issuer is required to make an offer to purchase the 9% Notes at a purchase price equal to 101% of their principal amount, plus accrued interest.

          The Indenture contains a number of covenants that, among other things, restrict the ability of the issuer of the 9% Notes to incur additional indebtedness, pay dividends, redeem capital stock, make certain investments, issue the capital stock of its subsidiaries, engage in mergers or consolidations or asset sales, engage in certain transactions with affiliates, and create dividend and other restrictions affecting its subsidiaries.

         Upon the consummation of the Merger, Multicare assumed all obligations of Acquisition Corp. with respect to and under the 9% Notes and the related Indenture.

Agreements between Genesis and Multicare

         Management Agreement. On October 9, 1997, Multicare, Genesis and Genesis ElderCare Network Services, Inc., a wholly-owned subsidiary of Genesis, entered into a management agreement (the "Management Agreement") pursuant to which Genesis will manage Multicare's operations. The Management Agreement has a term of five years with automatic renewals for two years unless either party terminates the Management Agreement. Genesis will be paid a fee of six percent of Multicare's net revenues for its services under the Management Agreement provided that payment of such fee in respect of any month in excess of the greater of (i) $1,991,666 and (ii) four percent of Multicare's consolidated net revenues for such month, shall be subordinate to the satisfaction of Multicare's senior and subordinate debt covenants; and provided, further, that payment of such fee shall be no less than $23.9 million in any given year. Under the Management Agreement, Genesis is responsible for Multicare's non-extraordinary sales, general and administrative expenses (other than certain specified third-party expenses), and all other expenses of Multicare will be paid by Multicare.

         Therapy Sale Agreement. On October 10, 1997, Genesis entered into an asset purchase agreement (the "Therapy Sale Agreement") with Multicare and certain of its subsidiaries pursuant to which Genesis acquired all of the assets used in Multicare's outpatient and inpatient rehabilitation therapy business for $24 million, subject to adjustment (the "Therapy Sale").

         Pharmacy Sale Agreement. On October 10, 1997, Genesis and one of its wholly-owned subsidiaries entered into a stock purchase agreement (the "Pharmacy Sale Agreement") with Multicare and certain of its subsidiaries pursuant to which Genesis will acquire all of the outstanding capital stock and limited partnership interests of certain subsidiaries of Multicare that are engaged in the business of providing institutional pharmacy services to third parties for $50 million, subject to adjustment.


Agreements among Genesis, Cypress, TPG and Nazem

         Stockholders' Agreement. In connection with their investments in the common stock of Genesis ElderCare Corp., Cypress, TPG, Genesis and Nazem entered into a Stockholders' Agreement (the "Stockholders' Agreement") dated as of October 9, 1997 relating to their respective ownership interests in Genesis ElderCare Corp. Pursuant to the terms and conditions of the Stockholders' Agreement, each of Cypress, TPG and Genesis, as holders of Genesis ElderCare Corp. common stock, have at all times the right to designate one-third of the members to Genesis ElderCare Corp.'s Board of Directors. The Stockholders' Agreement places certain restrictions on the transfer of stock and also provides that significant actions require the approval of at least one designee of each of Cypress, TPG and Genesis.

         Put/Call Agreement. In connection with the funding pursuant to their respective equity commitments, Genesis, Cypress, TPG and Nazem entered into an agreement (the "Put/Call Agreement") dated as of October 9, 1997 pursuant to which, among other things, Genesis has the option, on the terms and conditions set forth in the Put/Call Agreement, to purchase (the "Call") the common stock of Genesis ElderCare Corp. held by Cypress, TPG and Nazem commencing on October 9, 2001 and for a period of 270 days thereafter, at a price determined pursuant to the terms of the Put/Call Agreement. Cypress, TPG and Nazem have the option, on the terms and conditions set forth in the Put/Call Agreement, to require Genesis to purchase (the "Put") such common stock of Genesis ElderCare Corp. commencing on October 9, 2002 and for a period of one year thereafter, at a price determined pursuant to the Put/Call Agreement.

         The prices determined for the Put and Call are based on a formula that calculates the equity value attributable to the common stock of Genesis ElderCare Corp. held by Cypress, TPG and Nazem plus a portion of the Genesis pharmacy business (the "Calculated Equity Value"). The Calculated Equity Value is determined based upon a multiple of Genesis ElderCare Corp.'s earnings before interest, taxes, depreciation, amortization and rental expenses, as adjusted ("EBITDAR") after deduction of certain liabilities plus a portion of the EBITDAR related to the Genesis pharmacy business. The multiple to be applied to EBITDAR depends on whether the Put or the Call is being exercised. Any payment to Cypress, TPG or Nazem under the Call or the Put maybe in the form of cash or Genesis common stock at Genesis' option.

         Upon exercise of the Call, Cypress, TPG and Nazem will receive at a minimum their original investment plus a 25% compound annual return thereon regardless of the Calculated Equity Value. Any additional Calculated Equity Value attributable to Cypress', TPG's or Nazem's Genesis ElderCare Corp. common stock will be determined on the basis set forth in the Put/Call Agreement which provides generally for additional Calculated Equity Value to be divided based upon the proportionate share of the capital contributions of the stockholders to Genesis ElderCare Corp. Upon exercise of the Put by Cypress, TPG or Nazem, there will be no minimum return to Cypress, TPG or Nazem; any payment to Cypress, TPG or Nazem will be limited to Cypress', TPG's or Nazem's share of the Calculated Equity Value based upon a formula set forth in the terms of the Put/Call Agreement which provides generally for the preferential return of the stockholders' capital contributions (subject to certain priorities), a 25% compound annual return on Cypress', TPG's and Nazem's capital contributions and the remaining Calculated Equity Value to be divided based upon the proportionate share of the capital contributions of the stockholders to Genesis ElderCare Corp.

         Cypress', TPG's and Nazem's rights to exercise the Put will be accelerated upon an event of bankruptcy of Genesis, a change of control of Genesis or an extraordinary dividend or distributions or the occurrence of the leverage recapitalization of Genesis. Upon an event of acceleration or the failure by Genesis to satisfy its obligations upon exercise of the Put, Cypress, TPG and Nazem have the right, inter alia, to terminate the Stockholders' Agreement and Management Agreement and to control the sale or liquidation of Genesis ElderCare Corp. In the event of such sale, the proceeds from such sale will be distributed among the parties as contemplated by the formula for the Put option exercise price and Cypress, TPG and Nazem will retain a claim against Genesis for the difference, if any, between the proceeds of such sale and the put option exercise price. In the event of a bankruptcy or change of control of Genesis, the option price shall be payable solely in cash provided any such payment will be subordinated to the payment of principal and interest under the Genesis Bank Financing.

         Commencing on October 10, 2003, if the Put option has not been exercised, subject to Genesis' right of first offer, Cypress and TPG have the right to sell their stock of Genesis ElderCare Corp. Genesis shall have the right to participate in such sale and Cypress and TPG shall have the right to require Genesis to participate in such sale. Upon such sale, Genesis shall pay to Cypress and TPG (in cash or Genesis common stock at Genesis' option) the difference between the proceeds received by them and the amount they would have received had they exercised the Put on October 9, 2003.

         The Put/Call Agreement also contains certain restrictions on Genesis' right to take certain corporate actions including its ability to sell all or a portion of its pharmacy business.

Agreements with Affiliates of Multicare

         Non-Competition Agreement. Genesis, together with Genesis ElderCare Corp. and Acquisition Corp. entered into Amended and Restated Noncompetition and Consulting Agreements (collectively, the "Noncompetition Agreements"), dated October 8, 1997, with each of Daniel E. Straus and Moshael J. Straus (each, a "Consultant" and together, the "Consultants"). Pursuant to the Noncompetition Agreements, Genesis ElderCare Corp. irrevocably appointed each Consultant, and each Consultant agreed to act as, a consultant, for a period of 12 months commencing on the date of the consummation of the Merger (the "Closing"), to perform such reasonable consulting services as the chief executive officer of Genesis ElderCare Corp. requests. As compensation for each Consultant's services, Genesis ElderCare Corp. agreed to pay each Consultant a consulting fee of $500,000 payable in immediately available funds at the Closing. In addition, each Consultant will be reimbursed for all expenses actually incurred by such Consultant in the performance of his duties. As consideration for each Consultant's agreement to be bound by the Restrictive Covenants, as defined therein, Genesis ElderCare Corp. agreed, among other things, to pay each Consultant a cash payment in the amount of $2.625 million payable in immediately available funds at the Closing.

         Genesis ElderCare Corp. and Acquisition Corp. also entered into a Noncompetition Agreement with Stephen R. Baker on terms identical in all material respects to the terms of the Noncompetition Agreements described above, except that the Noncompetition Agreement with Mr. Baker provides for a cash payment in the amount of $2.0 million to Mr. Baker in immediately available funds at the Closing as consideration for his agreement to be bound by the Restrictive Covenants, as defined therein.

         Colchester. Genesis Health Ventures of Bloomfield, Inc., a wholly-owned subsidiary of Genesis, acquired from Straus Associates, a partnership which is owned by Daniel E. Straus, Moshael J. Straus and certain other members of their family, the land and buildings comprising an eldercare facility located in New London, Connecticut for $8.4 million. The facility is leased to a subsidiary of Multicare. At the closing of the acquisition of the facility, the lease was amended to provide for a future monthly rent equal to the debt service paid on the facility's mortgage as of October 1, 1997 plus the fixed amount set forth in the original lease.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         a.  Financial Statements of business acquired:
                The Multicare Companies, Inc. and Subsidiaries
                     (1)     Independent Auditors' Report (1)
                     (2)     Consolidated Balance Sheets as of
                             December 31, 1995 and 1996 (1)
                     (3)     Consolidated Statements of
                             Operations for the years ended
                             December 31, 1994, 1995 and 1996 (1)
                     (4)     Consolidated Statements of
                             Stockholders' Equity for the years
                             ended December 31, 1994, 1995 and
                             1996 (1)
                     (5)     Consolidated Statements of Cash
                             Flows for the years ended December
                             31, 1994, 1995 and 1996 (1)
                     (6)     Notes to Consolidated Financial Statements  (1)
                     (7)     Consolidated Balance Sheet as of June 30, 1997 (1)
                     (8) Consolidated Statement of Operations for the three and six months ended June 30, 1997 (1)

                    (9) Consolidated Statement of Cash Flows for the six months ended June 30, 1997 (1)
                    (10)    Notes to Consolidated Financial Statements (1)

         b.       Pro Forma Financial Information:
                         (1)     Unaudited Pro Forma Consolidated
                                 Financial Statements of Operations
                                 for the year ended September 30,
                                 1996 and the nine months ended June
                                 30, 1997 (1)

                         (2) Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1997 (1)

         c.       Exhibits:


Exhibit No.                                 Description                          Page No.
-----------                                 -----------                          --------

10.1 (2) Agreement and Plan of Merger dated June 16, 1997 by and among Genesis ElderCare Corp., Genesis
                  ElderCare Acquisition Corp., Genesis Health Ventures,
                  Inc. and The Multicare Companies, Inc.
10.2 (3)          Third Amended and Restated Credit Agreement dated
                  October 9, 1997 to Genesis Health Ventures, Inc. from
                  Mellon Bank, N.A., Citicorp USA, Inc., First Union
                  National Bank and NationsBank, N.A.
10.3 (3)          Credit Agreement dated October 14, 1997 to The
                  Multicare Companies, Inc. from Mellon Bank, N.A.,
                  Citicorp USA, Inc., First Union National Bank and
                  NationsBank, N.A.



10.4              Management Agreement dated October 9, 1997 among
                  The Multicare Companies, Inc., Genesis Health
                  Ventures, Inc. and Genesis ElderCare Network
                  Services, Inc.                                                       12
10.5 (3)          Stockholders' Agreement dated October 9, 1997 among
                  Genesis ElderCare Corp., The Cypress Group L.L.C.,
                  TPG Partners II, L.P., Nazem, Inc. and Genesis Health
                  Ventures, Inc.
10.6 (3)          Put/Call Agreement dated October 9, 1997 among The
                  Cypress Group L.L.C., TPG Partners II, L.P., Nazem,
                  Inc. and Genesis Health Ventures, Inc.
10.7              Stock Purchase Agreement dated October 10, 1997
                  among Genesis Health Ventures, Inc., The Multicare
                  Companies, Inc., Concord Health Group, Inc., Horizon
                  Associates, Inc., Institutional Health Care Services,
                  Inc., Care4, L.P., Concord Pharmacy Services, Inc.,
                  Compass Health Services, Inc. and Encare of
                  Massachusetts, Inc.                                                  38
10.8              Asset Purchase Agreement dated October 10, 1997
                  among Genesis Health Ventures, Inc., The Multicare
                  Companies, Inc., Health Care Rehab Systems, Inc.,
                  Horizon Rehabilitation, Inc., Progressive Rehabilitation
                  Centers, Inc. and Total Rehabilitation Center, L.L.C.                47
10.9 (2)          Letter Agreement dated June 16, 1997 between
                  Genesis Health Ventures, Inc. and Straus Associates.
23.1 (1)          Consent of Independent Public Accountants

---------
(1)      To be filed by amendment.

(2) Incorporated by reference to the Tender Offer Statement on Schedule 14D-1 filed by Genesis ElderCare Corp. and Genesis ElderCare Acquisition Corp. on June 20, 1997.

(3) Incorporated by reference to Amendment No. 7 to the Tender Offer Statement on Schedule 14D-1 filed by Genesis ElderCare Corp. and Genesis ElderCare Acquisition Corp. on June 20, 1997.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GENESIS HEALTH VENTURES, INC.


                                       By:/s/ George V. Hager, Jr.
                                          --------------------------------
                                          George V. Hager, Jr.
                                          Senior Vice President and
                                          Chief Financial Officer



Date:  October 24, 1997

















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